Exhibit 4.2

Common Stock Purchase Warrant
No.	Unless Extended By The Bank This Warrant Expires	Warrants
At 5:00 P.M., New York Time on June 28, 2007

EMPIRE STATE BANK
	NATIONAL ASSOCIATION	COMMON STOCK
PURCHASE WARRANTS
ORGANIZED UNDER THE LAWS OF THE UNITED STATES OF AMERICA

THIS CERTIFIES THAT:

IS THE OWNER OF

Common Stock Purchase Warrants, each of which entitles the owner thereof to purchase One fully paid and nonassesable share (subject to adjustment and hereinafter referred to) of the $5.00 per value Common Stock of Empire State Bank, National Association, upon surrender of this Warrant Certificate, duly endorsed on the reverse hereof, together with payment in full of the purchase price in lawful money of the United States of America, at the principal office of the Bank or its Warrant Agent. Warrants may be exercised commencing on June 28, 2004 until 5:00 P.M., New York time on June 28, 2007 or such later date as may hereinafter be designated by the Bank (the “Expiration Date”). The Purchase Price payable upon exercise of a Warrant (the “Purchase Price”) shall be at $12.50. The Purchase Price shall be tendered with the properly completed and executed Form of Election on the reverse hereof, in cash or by bank teller’s check or personal check, all of which shall be payable to the order of the Bank and are accepted subject to collection. In the event that upon any exercise of Warrants evidenced hereby the number of Warrants exercised shall be less than the total number of Warrants evidenced hereby, there shall be issued to the holder hereof, a new Warrant Certificate, in all respects similar to this Warrant Certificate, evidencing the number of Warrants not then exercised. This and similar Warrant Certificates when surrendered for partial exercise by the registered holder hereof or by his/her duly authorized attorney or representative may be exchanged, without payment of any service charge, for a replacement certificate evidencing in the aggregate the number of Warrants then representing unexercised. Prior to due presentment for registration of transfer of this Warrant Certificate, the Bank may deem and treat the registered holder hereof as the absolute Owner of this Warrant Certificate (not withstanding any position of ownership or other writing hereof made by anyone other than the Bank or its Warrant Agent) for the purpose of any exercise hereof and for all other purposes, and neither the Bank nor the Warrant Agent shall be affected by any notice to the contrary. In the event that the transfer books for the Bank’s Common Stock are closed, for any reason whatsoever, the Bank and the Warrant Agent shall not be required to make delivery of certificates for Common Stock, until the date of the reopening of said transfer books. No shares of Common Stock shall be issued pursuant to the exercise of Warrants unless such issuance and such exercise shall comply with all relevant provisions of law.

The Warrants evidenced hereby may not be exercised after the Expiration Date and to the extent not exercised by such time, all Warrants evidenced hereby shall become null and void. During the exercise period, including any extended period, the Bank agrees that it will reserve from its authorized and unissued Common Stock a sufficient number of shares to provide for the delivery of shares pursuant to the exercise of this or any other such Warrants. This Warrant shall not entitle the holder hereof to any voting or other rights as a stockholder of the Bank, or to any other rights whatsoever except the rights herein expressed and such as are set forth, and no dividends shall be payable or accrue in respect of these Warrants or the interest represented hereby or the shares purchasable hereunder, until or unless, and except to the extent that, these Warrants shall be exercised.

In case the Bank shall at any time subdivide or combine its outstanding shares of Common Stock into a greater or lesser number of shares by stock split, stock dividend, reverse stock split or otherwise, the number of shares issued upon exercise and the Purchase Price shall be proportionately adjusted to take into account the effect of such subdivision or combination. In case the Bank, or any successor, shall be consolidated or merged with another entity in exchange for stock with a view to distributing such stock to its stockholders or there is otherwise a reclassification or change in the Common Stock issuable upon exercise, each share of Common Stock purchasable hereby shall be replaced for the purposes hereof by the securities or property issuable or distributable in respect of our share of Common Stock of the Bank or its successors upon such consolidation, merger, sale, reclassification or change and adequate provision to that effect shall be made at the time thereof. No fractional shares or scrip representing fractional shares shall be issued upon exercise hereof.

IN WITNESS WHEREOF, Empire State Bank, National Association has caused this Warrant Certificate to be signed manually, or in facsimile, by its Chief Executive Officer and the facsimile of its corporate seal to be imprinted hereon attested by the manual or facsimile signature of its Secretary or its Assistant Secretary.

DATED:

EMPIRE STATE BANK, NATIONAL ASSOCIATION

[SEAL]
SECRETARY		CHIEF EXECUTIVE OFFICER

EMPIRE STATE BANK, NATIONAL ASSOCIATION

COMMON STOCK PURCHASE WARRANT

ELECTION TO PURCHASE

The undersigned hereby irrevocably elects to exercise the right of purchase represented by the within Warrant for, and to purchase thereunder,                      shares of Common Stock provided for therein and tenders herewith payment of the purchase price in full to the order of the Bank and requests that certificates for such shares shall be issued in the name of:

PLEASE INSERT SOCIAL SECURITY OR

        OTHER IDENTIFYING NUMBER

__________________________________________________________________________________________________________

(PLEASE PRINT)

and be delivered to ___________________________________________________________________________________________

(NAME)

at _________________________________________________________________________________________________________

(STREET ADDRESS)                                         (CITY)                            (STATE)                     (ZIP CODE)

and, if said number of shares shall not be all the shares purchasable thereunder, that a new Warrant for the balance remaining of the shares purchasable under the within Warrant be registered in the name of, and delivered, to the undersigned at the address state below.

Name of Warrantholder: _______________________________________________________________________________________

(PLEASE PRINT)

Address:	____________________________________________________________________________________________________

(STREET)

___________________________________________________________________________________________________________

(CITY)                                                             (STATE)                                                              (ZIP CODE)

Dated:
Signature
Note: The above signature must correspond with the name as written upon the face of this Warrant or with the name of the assignee appearing in the assignment form below in every particular without alteration or enlargement or any change whatever.

ASSIGNMENT

FOR VALUE RECEIVED                                          hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR

        OTHER IDENTIFYING NUMBER

_______________________________________________________________________________________________________________________

_________________________________________________________________________________________________________________________

PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS INCLUDING POSTAL ZIP CODE OF ASSIGNEE

_________________________________________________________________________________________________________________________

the within Warrant, together with all right, title and interest therein, and do hereby irrevocable constitute and appoint

_________________________________________________________________________________________________attorney,

to transfer said Warrant on the books of the within named Bank, the full power of substitution in the premises.

Dated:
Signature
Note: The above signature must correspond with the name as written upon the face of this Warrant in every particular without alteration or enlargement or any change whatever.

PLEASE BE ADVISED THAT THE SECURITIES EVIDENCED BY THIS CERTIFICATE MAY BE HELD BY AN “AFFILIATE” FOR PURPOSES OF RULE 144 PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THEREFORE, ANY PROSPECTIVE TRANSFEREE OF THE SECURITIES EVIDENCED BY THIS CERTIFICATE SHOULD OBTAIN AN OPINION OF COUNSEL PRIOR TO ACQUIRING THESE SECURITIES

THE SIGNATURE TO THE ASSIGNMENT OR THE SUBSCRIPTION FORM MUST CORRESPOND TO THE NAME AS WRITTEN UPON THE FACE OF THIS WARRANT CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATSOEVER, AND MUST BE GUARANTEED BY A COMMERCIAL BANK OR TRUST COMPANY OR A MEMBER FIRM OF THE AMERICAN STOCK EXCHANGE, NEW YORK STOCK EXCHANGE, PACIFIC COAST STOCK EXCHANGE OR MIDWEST STOCK EXCHANGE.